Exhibit 99.1

Certain statements in this press release constitute "forward-looking statements". When used in this press release, the words "intends," "expects," "anticipates," "estimates," "believes," "goal," "no assurance", and similar expressions and statements which are made in the future tense or refer to future events or developments, including, without limitation, those related to estimated free cash flow, cash earnings per share, debt ratios, and synergies, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed herein, such factors include, among others, the following: the effects of economic conditions, including in particular the economic condition of the lodging industry, which can be particularly affected by international crisis, acts or threats of terrorism, and public health issues; competition from providers of similar services and from alternative sources; changes in demand for our products and services; programming costs, availability, timeliness, and quality; technological developments by competitors; developmental costs, difficulties, and delays; relationships with clients and property owners; the availability of capital to finance growth; the impact of government regulations; potential effects of litigation; risks of expansion into new markets; risks related to the security of our data systems; and other factors detailed, from time to time, in our filings with the Securities and Exchange Commission. With respect to any proposed acquisition, we are subject to risks that integration costs will exceed expectations; that synergies we anticipate will not be realized, or will take longer than anticipated to realize; that our management and management systems will encounter difficulties in dealing with a bigger, more diversified enterprise; and that the financial results we expect from the acquisition will not be realized. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

On Command Acquisition Strong Strategic Rationale Drives Core Strategy Purchase on Attractive Terms Reasonable Valuation, Customary Terms Solid Financial Impact Positive Outlook for Growth in: - AOCF - Free Cash Flow - Cash Earnings per Share

Growth Strategy Expanding Networks & Integrating Solutions Expansion in Vertical Niche Markets - Hotels, Healthcare, Travel Centers Multiple Platforms within Markets - Cable, VOD & Broadband Increasing Array of Solutions - Entertainment, Internet & Technical Service

Acquisition Drives Growth Strategy: Expanding Networks & Integrating Solutions Expands Base to 1.8 Million Rooms Creates Relationships with Additional Hotel Organizations Increases Ability to Create New Revenue Streams New Content and Enhanced Advertising Opportunities Faster, More Cost-Effective Delivery of New Technologies More Powerful Brand-Marketing Applications Delivery of IP/HSIA Guest Connectivity Solutions Provides Significant Operational Advantages Elimination of Duplicative Operating Costs Enhanced Resources for Technology Development Experienced Team to Integrate and Manage Larger Base

Expanded Room Base: 1.8 Million Rooms (in thousands) On Command Base: United States, Canada & Mexico Significant Concentration in Luxury and Upscale Brands - Approx 70% = Upscale or Luxury Large Customers: Marriott, InterContinental, Hyatt - Average Property Size: 260 Rooms Digital Penetration = 70% Minimal IP/HSIA Business - StayOnline Opportunity LNET ONCO Combined

Significant Operating Advantages Cost Synergies Opportunity: Combined Operating Expenses: $125 Million (Based on 2006 Numbers) Estimated Ability to Reduce Duplicative Expenses = 10% to 12% Anticipated Integration Period of 12 to 24 Months LNET ONCO Combined LNET ONCO Combined 2006 Estimated Revenue 2006 Estimated AOCF Synergy Opportunity (in millions)

Attractive Purchase Terms Purchase Price = $380 million Purchase of Capital Stock of Ascent Entertainment No Debt Assumed other than Trade Payables Price Paid at Closing - 2.05 Million LodgeNet Common Shares (9.9% of Outstanding) - $332 Million in Cash - Financing Commitment from Bear, Stearns & Co, Inc. and Credit Suisse Subject to Customary Closing Conditions (including HSR Approval) Strategic Investment - Par Capital Management, Inc. Purchase of 1.0 Million Shares for approx. $23 Million (at closing of acquisition) Ownership increases to 9.9% of Outstanding

Attractive Purchase Terms (cont.) *Valuation based on a $23 LodgeNet Share Price Current Room Valuation* Multiple of Adjusted Operating Cash Flow* $455 $670 LNET ONCO 6.5x 7.2x LNET ONCO

Projected Positive Financial Impact 2006 2007 2008 STANDALONE 3.74 3.94 4.28 Pro Forma 0 5.92 6.39 2006E 2007E 2008E Cash Earnings Per Share (CEPS) Excluding D&A 2006 2007 2008 STANDALONE 21 24.948 27 Pro Forma 0 25 43 Free Cash Flow* 2007E 2008E 2006E (in millions) +50% +49% * Free Cash Flow = Cash Flow from Operating Activities, Net of Investing Activities +59%

Pro Forma Leverage and Coverage Statistics PF Net Debt/2006E AOCF PF 2006E AOCF/Interest Expense LNET Combined w/ Synergies 2.7x 3.8x 3.4x LNET Combined w/ Synergies 3.7x 3.1x 3.4x Combined w/o Synergies Combined w/o Synergies

(c) Copyright 2006 LodgeNet Entertainment Corporation All rights reserved.

(Dollar amounts in millions) Reconciliation of Adjusted Operating Cash Flow To Operating Income 2006E

(Dollar amounts in millions) Reconciliation of Free Cash Flow 2008E 2007E 2006E

Stand Alone Reconciliation of Cash Earnings per Share 2007E 2006E 2008E 2007E 2006E 2008E Pro Forma (Dollar amounts in millions except for per-share data)